Exhibit 4.4

INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT is dated as of September 19, 2012, among U.S. Bank National Association, as Collateral Agent (the “Collateral Agent”), and each collateral agent or other secured party for any Future Second Lien Indebtedness from time to time party hereto, each in its capacity as a Second Priority Agent.

WHEREAS, GMX Resources Inc. (the “Company”) (i) is party to a certain Indenture among the Company, the Guarantors, the Trustee and Collateral Agent, dated December 19, 2011, under which the Company has issued senior secured notes due 2017 (as amended, amended and restated, replaced, refinanced, supplemented or otherwise modified from time to time, the “Senior Indenture”); and (ii) is a party to certain other Senior Indenture Documents.

WHEREAS, the Company is a party to one or more Permitted Commodity Hedging Obligations under which the Company has hedged its exposure to fluctuations in commodity prices with the counterparties to the Permitted Commodity Hedging Obligations and may enter into one or more Permitted Letter of Credit Facilities.

WHEREAS, the Company (i) is contemplating entering into Future Second Lien Indebtedness, which will be subordinated to the Lien of the Senior Indenture, other Senior Indenture Documents, the Liens securing the Permitted Commodity Hedging Obligations, and Liens securing Permitted Letter of Credit Facilities, and (ii) may become a party to Second Priority Documents governing such Future Second Lien Indebtedness;

WHEREAS, pursuant to the terms of the Senior Indenture and the Senior Indenture Documents (i) the Company and any prospective Second Priority Secured Party in connection with any Future Second Lien Indebtedness shall enter into or execute a joinder to this Intercreditor Agreement, and (ii) each such Second Priority Secured Party shall agree (x) that any Obligation represented by such Future Second Lien Indebtedness will be subordinated to the rights of the Senior Noteholders and (y) to enter into this Agreement under the terms and conditions herein; and

Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1. Definitions.

1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

“Bankruptcy Code” shall mean Title 11 of the United States Code.

“Bankruptcy Law” shall mean the Bankruptcy Code and any similar Federal, state or foreign law for the relief of debtors.

“Closing Date” shall mean December 19, 2011.

“Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting Second Priority Collateral, including without limitation any assets in which the Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3.

“Company” shall have the meaning set forth in the recitals, including (i) any of its successors in such capacity and (ii) the Guarantors.

“Comparable Second Priority Collateral Document” shall mean, in relation to any Common Collateral subject to any Lien created under any Senior Collateral Document, those Second Priority Collateral Documents that create a Lien on the same Common Collateral, granted by the same Grantor.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Collateral Agent” shall mean U.S. Bank National Association, in its capacity as collateral agent under the Senior Indenture and the other Senior Indenture Documents, together with its successors in such capacity.

“DIP Financing” shall have the meaning set forth in Section 6.1.

“Discharge of Senior Claims” shall mean, except to the extent otherwise provided in Section 5.7 below, the discharge or defeasance of the Senior Indenture in accordance with their respective terms, including without limitation, satisfaction of all of the Company’s Obligations under the Senior Indenture, the Notes and the other Senior Documents, and the payment in full in cash of all other Senior Claims; provided, that the Discharge of Senior Claims shall not be deemed to have occurred if such payments are made with the proceeds of other Senior Claims that constitute an exchange or replacement for or a refinancing of such Obligations or Senior Claims. In the event the Senior Claims are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the Senior Claims shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.

“Foreign Subsidiary” has the meaning assigned to that term in the Indenture.

“Future Second Lien Indebtedness” shall mean any secured Indebtedness or Obligations of the Company or any of its Guarantors that are to rank junior and be subordinated to the Senior Claims and are so designated as Future Second Lien Indebtedness in accordance with Section 8.21 hereof, provided that such Future Second Lien Indebtedness is permitted to be so incurred in accordance with the terms of the Senior Documents.

“Grantors” shall mean the Company, the Guarantors and, without duplication, each of the Company’s Subsidiaries, in each case, that has executed and delivered a Second Priority Collateral Document or a Senior Collateral Document and their respective successors.

“Guarantor” means Diamond Blue Drilling Co., Endeavor Pipeline Inc., any existing or future wholly-owned domestic “Subsidiary” and any “Restricted Subsidiary” (each as defined in the Senior Indenture) created or acquired by the Company after the first date on which the Notes were issued under the Senior Indenture (other than a foreign Subsidiary) that incurs any Indebtedness.

“Indebtedness” shall mean and include all obligations that constitute “Indebtedness” as defined in the Senior Indenture.

“Insolvency or Liquidation Proceeding” shall mean (a) any voluntary or involuntary case or proceeding under any Bankruptcy Law with respect to any Grantor, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any Grantor or with respect to any of its assets, (c) any liquidation, dissolution, reorganization or winding up of any Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (d) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of any Grantor.

“Lien” shall mean, with respect to any asset, (a) any mortgage, preferred mortgage, deed of trust, lien, notice of claim of lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.

“Notes” shall mean (a) the senior notes due 2017 issued under the Senior Indenture and (b) any additional notes issued under the Senior Indenture by the Company, to the extent permitted by the Senior Indenture and other Senior Indenture Documents, as applicable.

“Obligations” shall mean, with respect to any Person, any payment, performance or other obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, the Obligations of any Grantor under any Senior Document or Second Priority Document include the obligations to pay principal, interest (including interest accrued on or accruing after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for post-filing interest is allowed in such proceeding) or premium on any Indebtedness, letter of credit commissions (if applicable), charges, expenses, fees, attorneys’ fees and disbursements, indemnities and other amounts payable by such Grantor to reimburse any amount in respect of any of the foregoing that any Senior Secured Party or Second Priority Secured Party, in its sole discretion, many elect to pay or advance on behalf of such Grantor.

“Permitted Commodity Hedging Obligations” has the meaning assigned to that term in the Senior Indenture.

“Permitted Letter of Credit Facility” has the meaning assigned to that term in the Senior Indenture.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company or government, individual or family trusts, or any agency or political subdivision thereof.

“Pledged Collateral” shall mean the Common Collateral in the possession of the Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code.

“Recovery” shall have the meaning set forth in Section 6.4.

“Required Noteholders” shall mean, with respect to any Senior Indenture Documents, those Senior Noteholders the approval of which is required to approve an amendment or modification of, termination or waiver of any provision of or consent to any departure from such Senior Indenture Documents (or would be required to effect such consent under this Agreement if such consent were treated as an amendment of the Senior Indenture Documents).

“Restricted Subsidiary” shall have the meaning set forth in the Senior Indenture.

“Second Priority Agents” shall mean each collateral agent, as applicable, in respect of any Future Second Lien Indebtedness.

“Second Priority Claims” shall mean all Obligations in respect of the Future Second Lien Indebtedness or arising under the Second Priority Documents, including all fees and expenses of applicable collateral agent(s) in respect of such Future Second Lien Indebtedness.

“Second Priority Collateral” shall mean the security interest available to a Second Priority Agent under any Second Priority Collateral Document to the extent to which any such Second Priority Secured Parties maintains a subordinate security interest to the Senior Noteholders and with respect to which a Lien is granted as security for any Second Priority Claim.

“Second Priority Collateral Documents” shall mean any agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Second Priority Claims or under which rights or remedies with respect to such Liens are at any time governed.

“Second Priority Designated Agent” shall mean such agent, collateral agent or trustee as is designated as the “Second Priority Designated Agent” by Second Priority Secured Parties (or the Second Priority Agents, acting on their behalf) holding a majority in principal amount of the Second Priority Claims then outstanding.

“Second Priority Documents” shall mean any document or instrument evidencing or governing any Future Second Lien Indebtedness.

“Second Priority Lien” shall mean any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims.

“Second Priority Secured Parties” shall mean all Persons holding any Second Priority Claims, including each Second Priority Agent and each lender or collateral agent, as applicable, in respect of any Future Second Lien Indebtedness.

“Senior Claims” shall mean all Senior Indenture Claims, all Senior Hedging Obligations, and all Obligations arising under Permitted Letter of Credit Facilities that are secured with a Lien on the Common Collateral that is expressly made pari passu with the Lien securing the Senior Indenture Claims.

“Senior Collateral” shall mean all of the assets of the Grantors, whether real, personal or mixed, with respect to which a Lien is granted as security for any Senior Claim, including but not limited to all of the “Collateral” as defined in each Senior Document and each Senior Collateral Document.

“Senior Collateral Documents” shall mean the “Security Documents” (as defined in the Senior Indenture) and any other security agreement, mortgage or other agreement, document or instrument pursuant to which a Lien is now or hereafter granted securing any Senior Claims or under which rights or remedies with respect to such Lien are at any time governed.

“Senior Documents” shall mean the Senior Indenture Documents, the Senior Hedging Documents, and the Senior LC Documents.

“Senior Hedging Document” shall mean each agreement, document or instrument providing for, evidencing or securing any Senior Hedging Obligation.

“Senior Hedging Obligation” shall mean Obligations arising under a Permitted Commodity Hedging Obligation that are secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior Indenture” shall have the meaning as defined in the recitals hereto.

“Senior Indenture Claims” shall mean all Obligations arising under the Senior Indenture, the Notes, the Senior Collateral Documents and any other Senior Indenture Document, whether or not such Obligations constitute Indebtedness, including, without limitation, Obligations under any agreement that is an exchange or replacement for or an extension, increase or refinancing of any other Senior Indenture Claims and all fees and expenses of the Trustee and the Collateral Agent thereunder.

“Senior Indenture Documents” shall mean (i) the Senior Indenture, the Notes, the “Registration Rights Agreement”, the Senior Collateral Documents, the “Note Guarantees” and the other “Note Documents” (each, to the extent not defined herein, as defined in the Senior Indenture), and (ii) each other agreement, document or instrument providing for, evidencing or securing any Senior Indenture Claim, including, without limitation, any Obligation under the Senior Indenture and any other related document or instrument executed or delivered pursuant to any such document at any time or otherwise evidencing or securing any Obligation arising under any such document.

“Senior LC Documents” shall mean each agreement, document or instrument providing for, evidencing or securing any Senior LC Obligation.

“Senior LC Obligations” shall mean Obligations arising under a Permitted Letter of Credit Facility that are secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior LC Provider” shall mean any Person that has committed to provide to the Company or any of its Subsidiaries any letter of credit under a Permitted Letter of Credit Facility that is secured by a Lien on the Common Collateral that is senior to or pari passu with the Lien securing the Senior Indenture Claims.

“Senior Noteholders” shall mean the holders of Notes issued under the Senior Indenture.

“Senior Secured Parties” shall mean all Persons holding any Senior Claims, including the Collateral Agent, the Trustee, the Senior Noteholders, the holders of Secured Hedging Obligations, and Senior LC Providers.

“Subsidiary” shall mean any “Subsidiary” of the Company as defined in the Senior Indenture.

“Trustee” means U.S. Bank National Association, in its capacity as Trustee under the Senior Indenture.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York.

1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2. Lien Priorities.

2.1. Subordination of Liens. Notwithstanding (i) the date, time, method, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Second Priority Secured Parties on the Common Collateral or of any Liens granted to the Collateral Agent or Senior Secured Parties on the Common Collateral, (ii) any provision of the UCC, any Bankruptcy Law, or any applicable law or the Second Priority Documents or the Senior Documents, (iii) whether the Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby agrees that: (a) any Lien on the Common Collateral securing any Senior Claims now or hereafter held by or on behalf of the Collateral Agent or any Senior Noteholders or any agent therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Second Priority Claims and (b) any Lien on the Common Collateral securing any Second Priority Claims now or hereafter held by or on behalf of any Second Priority Secured Parties or any agent, collateral agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims. All Liens on the Common Collateral securing any Senior Claims shall be and remain senior in all respects and prior to all Liens on the Common Collateral securing any Second Priority Claims for all purposes, whether or not such Liens securing any Senior Claims are subordinated to any Lien securing any other obligation of the Company, any other Grantor or any other Person.

2.2. Prohibition on Contesting Liens. Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, and the Collateral Agent, for itself and on behalf of each Senior Secured Party in respect of which it so serves, agrees that it shall not (and hereby waives any right to) take any action to challenge, contest or support any other Person in contesting or challenging, directly or indirectly, in any proceeding (including any Insolvency or Liquidation Proceeding), the validity, perfection, priority or enforceability of (a) a Lien securing any Senior Claims held (or purported to be held) by or on behalf of the Collateral Agent or any of the Senior Secured Parties or any agent therefor in any Senior Collateral or (b) a Lien securing any Second Priority Claims held (or purported to be held) by or on behalf of any Second Priority Secured Party in the Common Collateral, as the case may be; provided, however, that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent or any Senior Secured Party to enforce this Agreement (including the priority of the Liens securing the Senior Claims as provided in Section 2.1) or any of the Senior Documents.

2.3. No New Liens. So long as the Discharge of Senior Claims has not occurred and subject to Section 6, each Second Priority Agent agrees, for itself and on behalf of each applicable Second Priority Secured Party, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, that it shall not acquire or hold any Lien on any assets of the Company or any other Grantor securing any Second Priority Claims that are not also subject to the first-priority Lien in respect of the Senior Claims under the Senior Documents. If any Second Priority Agent or any Second Priority Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any collateral that is not also subject to the first-priority Lien in respect of the Senior Claims under the Senior Documents, then such Second Priority Agent shall, without the need for any further consent of any party and notwithstanding anything to the contrary in any other document, be deemed to also hold and have held such lien for the benefit of the Collateral Agent as security for the Senior Claims (subject to the lien priority and other terms hereof) and shall promptly notify each Secured Party in writing of the existence of such Lien and in any event take such actions as may be required to assign or release such Liens to the Collateral Agent (and/or each of its designee) as security for the applicable Senior Claims.

2.4. Perfection of Liens. Neither the Collateral Agent nor the other Senior Secured Parties shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Common Collateral for the benefit of the Second Priority Agents and the Second Priority Secured Parties. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Senior Secured Parties and the Second Priority Secured Parties and shall not impose on the Collateral Agent, the Second Priority Agents, the Second Priority Secured Parties or the Senior Secured Parties or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Common Collateral which would conflict with prior perfected claims therein in favor of any other Person or any order or decree of any court or governmental authority or any applicable law.

2.5. Waiver of Marshalling. Until the Discharge of Senior Claims, each Second Priority Agent, on behalf of itself and the applicable Second Priority Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.

SECTION 3. Enforcement.

3.1. Exercise of Remedies.

(a) So long as the Discharge of Senior Claims has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Company or any other Grantor, (i) no Second Priority Agent or any Second Priority Secured Party will (x) exercise or seek to exercise any rights or remedies (including setoff or recoupment) with respect to any Common Collateral or any other security in respect of any applicable Second Priority Claims, or exercise any right under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement, or institute any action or proceeding with respect to such rights or remedies (including any action of foreclosure), (y) contest, protest or object to any foreclosure proceeding or action brought with respect to the

Common Collateral or any other collateral by the Collateral Agent or any other Senior Secured Party in respect of any Senior Claims, the exercise of any right by the Collateral Agent or any other Senior Secured Party (or any agent or sub-agent on their behalf) in respect of any Senior Claims under any lockbox agreement, control agreement, landlord waiver or bailee’s letter or similar agreement or arrangement to which any Second Priority Agent or any Second Priority Secured Party either is a party or may have rights as a third party beneficiary, or any other exercise by any such party, of any rights and remedies relating to the Common Collateral or any other collateral under the Senior Documents or otherwise in respect of Senior Claims, or (z) object to the forbearance by any Senior Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Common Collateral or any other collateral in respect of Senior Claims and (ii) except as otherwise provided herein, the Collateral Agent and the other Senior Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to the Common Collateral without any consultation with or the consent of any Second Priority Agent or any Second Priority Secured Party; provided, however, that (A) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file a proof of claim or statement of interest with respect to the applicable Second Priority Claims, (B) each Second Priority Agent may take any action (not adverse to the prior Liens on the Common Collateral securing the Senior Claims, or the rights of either the Collateral Agent or any other Senior Secured Party to exercise remedies in respect thereof) in order to create, prove, perfect, preserve or protect (but not enforce) its rights in, and perfection and priority of its Lien on, the Common Collateral, (C) in any Insolvency or Liquidation Proceeding commenced by or against the Company or any other Grantor, each Second Priority Agent may file any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Second Priority Agent or Second Priority Secured Party, (D) each Second Priority Agent may file any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Company or any other Grantor arising under any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law; (E) each Second Priority Agent and each Second Priority Secured Party may vote on any plan of reorganization in any Insolvency or Liquidation Proceeding of the Company or any other Grantor, in each case (A) through (E) above to the extent such action is not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement; and (F) the Second Priority Agent may take enforcement action after at least 180 days has elapsed since the later of (i) the date on which the Second Priority Agent declared the existence of any Event of Default under any Second Priority Documents and demanded the repayment of all the principal amount of any Second Priority Claims; and (ii) the date on which the Collateral Agent received notice from the Second Priority Agent of such declarations of an event of default (the “Standstill Period”), unless the Collateral Agent or the Senior Secured Parties have commenced and are diligently pursuing enforcement action with respect to all or any material portion of the Common Collateral (prompt notice of such exercise to be given to the Second Priority Agent). In exercising rights and remedies with respect to the Senior Collateral, the Collateral Agent and the Senior Secured Parties may enforce the provisions of the Senior Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Common Collateral or other collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured lender under the uniform commercial code of any applicable jurisdiction and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(b) So long as the Discharge of Senior Claims has not occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will not take or receive any Common Collateral or other collateral or any proceeds of Common Collateral or other collateral in connection with the exercise of any right or remedy (including setoff or recoupment) with respect to any Common Collateral or other collateral in respect of the applicable Second Priority Claims. Without limiting the generality of the foregoing, unless and until the Discharge of Senior Claims has occurred, except as expressly provided in the proviso in clause (ii) of Section 3.1(a) above, the sole right of the Second Priority Agents and the Second Priority Secured Parties with respect to the Common Collateral or any other collateral is to hold a Lien on the Common Collateral or such other collateral in respect of the applicable Second Priority Claims pursuant to the Second Priority Documents, as applicable, for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Senior Claims has occurred.

(c) Subject to the proviso in clause (ii) of Section 3.1(a) above, (i) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, agrees that no Second Priority Agent or any Second Priority Secured Party will take any action that would hinder any exercise of remedies undertaken by the Collateral Agent or Senior Secured Parties with respect to the Common Collateral or any other collateral under the Senior Documents, including any sale, lease, exchange, transfer or other disposition of the Common Collateral or such other collateral, whether by foreclosure or otherwise, and (ii) each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby waives any and all rights it or any Second Priority Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the Collateral Agent or Senior Secured Parties seek to enforce or collect the Senior Claims or the Liens granted in any of the Senior Collateral, regardless of whether any action or failure to act by or on behalf of the Collateral Agent or Senior Secured Parties is adverse to the interests of the Second Priority Secured Parties.

(d) Each Second Priority Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in any applicable Second Priority Document shall be deemed to restrict in any way the rights and remedies of the Collateral Agent or Senior Secured Parties with respect to the Senior Collateral as set forth in this Agreement and the Senior Documents.

3.2. Cooperation. Subject to the proviso in clause (ii) of Section 3.1(a) above, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that, unless and until the Discharge of Senior Claims has occurred, it will not commence, or join with any Person (other than the Senior Secured Parties and the Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral or any other collateral under any of the applicable Second Priority Documents or otherwise in respect of the applicable Second Priority Claims relating to the Common Collateral.

3.3. Actions Upon Breach. If any Second Priority Secured Party, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Common Collateral (including, without limitation, any attempt to realize upon or enforce any remedy with respect to this Agreement), this Agreement shall create an irrebuttable presumption and admission by such Second Priority Secured Party that relief against such Second Priority Secured Party by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Senior Secured Parties, it being understood and agreed by each Second Priority Agent on behalf of each applicable Second Priority Secured Party that (i) the Senior Secured Parties’ damages from its actions may at that time be difficult to ascertain and may be irreparable, and (ii) each Second Priority Secured Party waives any defense that the Grantors and/or the Senior Secured Parties cannot demonstrate damage and/or can be made whole by the awarding of damages.

SECTION 4. Payments.

4.1. Application of Proceeds. So long as the Discharge of Senior Claims has not occurred, the Common Collateral and any other collateral in respect of the Second Priority Claims or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Common Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the Collateral Agent to the Senior Claims in such order as specified in the relevant Senior Documents until the Discharge of Senior Claims has occurred. Upon the Discharge of Senior Claims, subject to Section 5.7 hereof, the Collateral Agent shall deliver promptly to the Second Priority Designated Agent any Common Collateral or proceeds thereof held by it in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct to be applied by the Second Priority Designated Agent ratably to the Second Priority Claims in such order as specified in the Second Priority Documents.

4.2. Payments Over. Any Common Collateral or other collateral in respect of the Second Priority Claims or proceeds thereof received by any Second Priority Agent or any Second Priority Secured Party in connection with the exercise of any right or remedy (including setoff or recoupment) relating to the Common Collateral or such other collateral prior to the Discharge of Senior Claims shall be segregated and held in trust for the benefit of and forthwith paid over to the Collateral Agent (and/or its designees) for the benefit of the Senior Noteholders in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Collateral Agent is hereby individually authorized to make any such endorsements as agent for any Second Priority Agent or any such Second Priority Secured Party. This authorization is coupled with an interest and is irrevocable.

SECTION 5. Other Agreements.

5.1. Releases.

(a) If, at any time any Grantor or the holder of any Senior Claim delivers notice to each Second Priority Agent that any specified Common Collateral (including all or substantially all of the equity interests of a Grantor or any of its Subsidiaries) (including for such purpose, in the case of the sale of equity interests in any Subsidiary, any Common Collateral held by such Subsidiary or any direct or indirect Subsidiary thereof) is:

(A) sold, transferred or otherwise disposed of:

(i) by the owner of such Common Collateral in a transaction permitted under the Senior Documents and Second Priority Document (if any); or

(ii) during the existence of any Event of Default under (and as defined in) the Senior Documents to the extent that the Collateral Agent has consented to such sale, transfer or disposition; or

(B) otherwise released as permitted by the terms of Senior Documents,

then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the Second Priority Secured Parties upon such Common Collateral will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing Senior Claims are released and discharged. Upon delivery to each Second Priority Agent of a notice from the Collateral Agent stating that any release of Liens securing or supporting the Senior Claims has become effective (or shall become effective upon each Second Priority Agent’s release) (whether in connection with a sale of such assets by the relevant Grantor pursuant to the preceding sentence or otherwise), each Second Priority Agent will promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms.

(b) Each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby irrevocably constitutes and appoints the Collateral Agent and any officer or agent of the Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of each Second Priority Agent or such holder or in the Collateral Agent’s own name, from time to time in the Collateral Agent’s sole discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Section 5.1, including any termination statements, endorsements or other instruments of transfer or release.

(c) Unless and until the Discharge of Senior Claims has occurred, each Second Priority Agent, for itself and on behalf of each applicable Second Priority Secured Party, hereby consents to the application, whether prior to or after a default, of proceeds of Common Collateral or other collateral to the repayment of Senior Claims pursuant to the Senior Documents, provided that nothing in this Section 5.1(c) shall be construed to prevent or impair the rights of the Second Priority Agents or the Second Priority Secured Parties to receive proceeds in connection with the Second Priority Claims not otherwise in contravention of this Agreement.

5.2. Insurance. Unless and until the Discharge of Senior Claims has occurred, the Collateral Agent and the Senior Secured Parties shall have the sole and exclusive right, subject to the rights of the Grantors under the Senior Documents, to adjust settlement for any insurance policy covering the Common Collateral or any other collateral in respect of the Second Priority Claims in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Common Collateral or such other collateral. Unless and until the Discharge of Senior Claims has occurred, all proceeds of any such policy and any such award if in respect of the Common Collateral or such other collateral shall be paid (a) first, prior to the occurrence of the Discharge of Senior Claims, to the Collateral Agent for the benefit of Senior Secured Parties pursuant to the terms of the Senior Documents, (b) second, after the occurrence of the Discharge of Senior Claims, to the Second Priority Agents for the benefit of the Second Priority Secured Parties pursuant to the terms of the applicable Second Priority Documents and (c) third, if no Second Priority Claims are outstanding, to the owner of the subject property, such other person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. If any Second Priority Agent or any Second Priority Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award in contravention of this Agreement, it shall receive and pay such proceeds over to the Collateral Agent in accordance with the terms of Section 4.2.

5.3. Amendments to Second Priority Collateral Documents.

(a) So long as the Discharge of Senior Claims has not occurred, without the prior written consent of the Collateral Agent, no Second Priority Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Second Priority Collateral Document, would be prohibited by or inconsistent with any of the terms of this Agreement. Each Second Priority Agent agrees that each applicable Second Priority Collateral Document executed as of the date hereof shall include the following language (or language of a substantially similar effect approved by the Collateral Agent):

“Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the applicable Second Priority Agent for the benefit of the Second Priority Secured Parties pursuant to this agreement are expressly subject and subordinate to the liens and security interests granted to U.S. Bank National Association as collateral agent (and its permitted successors), for the benefit of the secured parties referred to below, pursuant to the Senior Collateral Documents dated as of December 19, 2011 (as amended, amended and restated, supplemented or otherwise modified from time to time), by the Company, in favor of U.S. Bank National Association, as collateral agent for the benefit of the secured parties referred to therein, and (ii) the exercise of any right or remedy by the applicable Second Priority Agent hereunder is subject to the limitations and provisions of the Intercreditor Agreement dated as of September 19, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), by and among GMX Resources Inc., the Guarantors from time to time party thereto, U.S Bank National Association in its capacity as Collateral Agent, and the Second Priority Agents from time to time party thereto. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this agreement, the terms of the Intercreditor Agreement shall govern.”

(b) In the event that the Collateral Agent or the other Senior Secured Parties enter into any amendment, waiver or consent in respect of or replace any Senior Collateral Document for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Collateral Document or changing in any manner the rights of the Collateral Agent, the Senior Secured Parties, the Company or any other Grantor thereunder

(including the release of any Liens in Senior Collateral), then such amendment, waiver or consent shall apply automatically to any comparable provision of each Comparable Second Priority Collateral Document without the consent of any Second Priority Agent or any Second Priority Secured Party and without any action by any Second Priority Agent or any Second Priority Secured Party; provided, that such amendment, waiver or consent does not materially adversely affect the rights of the Second Priority Secured Parties or the interests of the Second Priority Secured Parties in the Second Priority Collateral and not the other creditors of the Company or such Grantor, as the case may be, that have a security interest in the affected collateral in a like or similar manner (without regard to the fact that the Lien of such Senior Collateral Document is senior to the Lien of the Comparable Second Priority Collateral Document). The Collateral Agent shall give written notice of such amendment, waiver or consent to each Second Priority Agent; provided that the failure to give such notice shall not affect the effectiveness of such amendment, waiver or consent with respect to the provisions of any Second Priority Collateral Document as set forth in this Section 5.3(b).

(c) Anything contained herein to the contrary notwithstanding, until the Discharge of Senior Claims has occurred, no Second Priority Collateral Document shall be entered into unless the collateral covered thereby is also subject to a perfected first-priority security interest in favor of the Collateral Agent for the benefit of the Senior Secured Parties pursuant to the Senior Collateral Documents.

5.4. Rights As Unsecured Creditors. Nothing in this Agreement shall prohibit the receipt by any Second Priority Agent or any Second Priority Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of (a) the exercise by any Second Priority Agent or any Second Priority Secured Party of rights or remedies in respect of Common Collateral or other collateral or (b) enforcement in contravention of this Agreement of any Lien in respect of Second Priority Claims held by any of them. In the event any Second Priority Agent or any Second Priority Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral or other collateral, such judgment or other lien shall be subordinated to the Liens securing Senior Claims on the same basis as the other Liens securing the Second Priority Claims are so subordinated to such Liens securing Senior Claims under this Agreement. Nothing in this Agreement is intended to impair or otherwise adversely affect any rights or remedies the Collateral Agent or the Senior Secured Parties may have with respect to the Senior Collateral.

5.5. The Collateral Agent as Agent for Perfection.

(a) The Collateral Agent agrees to hold the Pledged Collateral that is part of the Common Collateral that is in its possession or control (or in the possession or control of its agents or bailees) as agent (without any fiduciary duty) for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5 (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC).

(b) In the event that the Collateral Agent (or its agent or bailees) has Lien filings against any intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, the Collateral Agent agrees to hold such Liens as agent (without any fiduciary duty) for each Second Priority Agent and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the Second Priority Collateral Documents, subject to the terms and conditions of this Section 5.5.

(c) Except as otherwise specifically provided herein (including Sections 3.1 and 4.1), until the Discharge of Senior Claims has occurred, the Collateral Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the Senior Documents as if the Liens under the Second Priority Collateral Documents did not exist. The rights of the Second Priority Agents and the Second Priority Secured Parties with respect to such Pledged Collateral shall at all times be subject to the terms of this Agreement.

(d) The Collateral Agent shall have no obligation whatsoever to any Second Priority Agent or any Second Priority Secured Party to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.5. The duties or responsibilities of the Collateral Agent under this Section 5.5 shall be limited solely to holding any tangible Pledged Collateral as agent (without any fiduciary duty) for each Second Priority Agent for purposes of perfecting the Lien held by the Second Priority Secured Parties.

(e) The Collateral Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of any Second Priority Agent or any Second Priority Secured Party, and the Second Priority Agents and the Second Priority Secured Parties hereby waive and release the Collateral Agent from all claims and liabilities arising pursuant to the Collateral Agent’s role under this Section 5.5, as agent and agent (without any fiduciary duty) with respect to the Common Collateral.

(f) Upon the Discharge of Senior Claims, the Collateral Agent shall deliver to the Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any) and to the extent such Pledged Collateral is in the possession or control of the Collateral Agent (or its agents or bailees) together with any necessary endorsements (or otherwise allow the Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct.

(g) Neither the Collateral Agent nor the other Senior Secured Parties shall be required to marshal any present or future collateral security for the Company’s or the Guarantors’ obligations to the Collateral Agent or the other Senior Secured Parties under the Senior Documents or any assurance of payment in respect thereof or to resort to such collateral security or other assurances of payment in any particular order, and all of their rights in respect of such collateral security or any assurance of payment in respect thereof shall be cumulative and in addition to all other rights, however existing or arising.

5.6. Second Priority Designated Agent as Agent for Perfection.

(a) Upon the Discharge of Senior Claims, the Second Priority Designated Agent agrees to hold the Pledged Collateral that is part of the Common Collateral in its possession or control (or in the possession or control of its agents or bailees) as agent (without any fiduciary duty) for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Pledged Collateral pursuant to the applicable Second Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(b) In the event that the Second Priority Designated Agent (or its agent or bailees) has Lien filings against any intellectual property that is part of the Common Collateral that are necessary for the perfection of Liens in such Common Collateral, upon the Discharge of Senior Indenture Claims, the Second Priority Designated Agent agrees to hold such Liens as agent (without any fiduciary duty) for the other Second Priority Agents and any assignee solely for the purpose of perfecting the security interest granted in such Liens pursuant to the applicable Second Priority Collateral Document, subject to the terms and conditions of this Section 5.6.

(c) The Second Priority Designated Agent, in its capacity as agent (without any fiduciary duty), shall have no obligation whatsoever to the other Second Priority Agents or the Collateral Agent to assure that the Pledged Collateral is genuine or owned by the Grantors or to protect or preserve rights or benefits of any Person or any rights pertaining to the Common Collateral except as expressly set forth in this Section 5.6. The duties or responsibilities of the Second Priority Designated Agent under this Section 5.6 upon the Discharge of Senior Claims shall be limited solely to holding the Pledged Collateral as agent (without any fiduciary duty) for the other Second Priority Agents for purposes of perfecting the Lien held by the applicable Second Priority Secured Parties.

(d) The Second Priority Designated Agent shall not have by reason of the Second Priority Collateral Documents or this Agreement or any other document a fiduciary relationship in respect of the other Second Priority Agents (or the Second Priority Secured Parties for which such other Second Priority Agents are agents) and the other Second Priority Agents hereby waive and release the Second Priority Designated Agent from all claims and liabilities arising pursuant to the Second Priority Designated Agent’s role under this Section 5.6, as agent and agent (without any fiduciary duty) with respect to the Common Collateral.

(e) In the event that the Second Priority Designated Agent shall cease to be so designated the Second Priority Designated Agent pursuant to the definition of such term, the then Second Priority Designated Agent shall deliver to the successor Second Priority Designated Agent, to the extent that it is legally permitted to do so, the remaining Pledged Collateral (if any), together with any necessary endorsements (or otherwise allow the successor Second Priority Designated Agent to obtain control of such Pledged Collateral) or as a court of competent jurisdiction may otherwise direct, and such successor Second Priority Designated Agent shall perform all duties of the Second Priority Designated Agent as set forth herein.

SECTION 6. Insolvency or Liquidation Proceedings.

6.1. Financing Issues. If the Company or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Collateral Agent shall desire to permit the use of cash collateral or to permit the Company or any other Grantor to obtain financing under Section 363 or Section 364 of Title 11 of the United States Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that it will raise no objection to, and will not support any objection to, and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by Section 6.3) and, to the extent the Liens securing the Senior Claims under the Senior Documents are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Common Collateral and any other collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are so subordinated to Liens securing Senior Claims under this Agreement, (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of Senior Claims made by the Collateral Agent or any holder of Senior Claims, (c) any lawful exercise by any holder of Senior Claims of the right to credit bid Senior Claims at any sale (whether under or outside of a plan pursuant to Chapter 11 of the Bankruptcy Code) in foreclosure of Senior Collateral and the procedures employed to implement the same, (d) any other request for judicial relief made in any court by any holder of Senior Claims relating to the lawful enforcement of any Lien on Senior Collateral or (e) any motion or order relating to a sale of assets of any Grantor (including any motion or order for the submission of bids for the assets to be sold) for which the Collateral Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the Senior Claims and the Second Priority Claims will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Claims do to the Liens securing the Second Priority Claims in accordance with this Agreement.

6.2. Relief from the Automatic Stay. Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall seek relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Common Collateral or any other collateral, without the prior written consent of the Collateral Agent and Required Noteholders.

6.3. Adequate Protection. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, agrees that none of them shall contest (or support any other Person contesting) (a) any request by the Collateral Agent or Senior Secured Parties for adequate protection or (b) any objection by the Collateral Agent or Senior Secured Parties to any motion, relief, action or proceeding based on the Collateral Agent’s or the Senior Secured Parties’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any Insolvency or Liquidation Proceeding, (i) if the Senior Secured Parties (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of Title 11 of the United States Code or any similar Bankruptcy Law, then each Second Priority Agent, on behalf of itself and any applicable Second Priority Secured Party, (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the Senior Claims and such DIP Financing (and all Obligations relating thereto) on the same basis as the Liens securing the Second Priority Claims are subordinated to the Liens securing Senior Claims under this Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event any Second Priority Agent, on behalf of itself or any applicable Second Priority Secured Party, seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then such Second Priority Agent, on behalf of itself or each such Second Priority Secured Party, agrees that the Collateral Agent shall also be granted a senior Lien on such additional collateral as security for the applicable Senior Claims and any such DIP Financing and that any Lien on such additional collateral securing the Second Priority Claims shall be subordinated to the Liens on such collateral securing the Senior Claims and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the Senior Secured Parties as adequate protection on the same basis as the other Liens securing the Second Priority Claims are subordinated to such Liens securing Senior Claims under this Agreement.

6.4. Avoidance Issues. If any Senior Secured Party is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of the Company or any other Grantor (or any trustee, receiver or similar person therefor), because the payment of such amount was declared to be fraudulent or preferential in any respect or for any other reason, any amount (a “Recovery”), whether received as proceeds of security, enforcement of any right of setoff or otherwise, then as among the parties hereto the Senior Claims shall be deemed to be reinstated to the extent of such Recovery and to be outstanding as if such payment had not occurred and there had not been a Discharge of Senior Claims with respect to all such recovered amounts and shall have all rights hereunder until such time as such a Discharge of Senior Claims shall have occurred. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto.

6.5. Application. This Agreement shall be applicable prior to and after the commencement of any Insolvency or Liquidation Proceeding. All references herein to any Grantor shall apply to any trustee for such Person and such Person as debtor in possession. The relative rights as to the Common Collateral and other collateral and proceeds thereof shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the DIP Financing of, or use of cash collateral by, any Grantor. The parties hereto expressly acknowledge that this Agreement constitutes a “subordination agreement” as defined in Section 510(a) of the Bankruptcy Code.

6.6. Waivers. Until the Discharge of Senior Claims has occurred, each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, (a) will not assert or enforce any claim under Section 506(c) of the United States Bankruptcy Code senior to or on a parity with the Liens securing the Senior Claims for costs or expenses of preserving or disposing of any Common Collateral or other collateral, and (b) waives any claim it may now or hereafter have arising out of the election by any Senior Noteholder of the application of Section 1111(b)(2) of the Bankruptcy Code.

6.7. Separate Classification. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, and the Collateral Agent for itself and on behalf of the Senior Secured Parties, acknowledges and agrees that (i) the grants of Liens pursuant to the Senior Collateral Documents and the Second Priority Collateral Documents constitute two separate and distinct grants of Liens and (ii) because of, among other things, their differing rights in the Common Collateral, the Second Priority Claims are fundamentally different from the Senior Claims and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Senior Secured Parties and the Second Priority Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that, subject to Sections 2.1 and 4.1, all distributions shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Common Collateral (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the Second Priority Secured Parties), the Senior Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of post-petition interest, including any additional interest payable pursuant to the Senior Documents, arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding) before any distribution is made in respect of the claims held by the Second Priority Secured Parties with respect to the Common Collateral, with each Second Priority Agent, for itself and on behalf of the Second Priority Secured Parties, hereby acknowledging and agreeing to turn over to the Collateral Agent, for itself and on behalf of the Senior Secured Parties, Common Collateral or Proceeds of such Common Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Priority Secured Parties.

SECTION 7. Reliance; Waivers; etc.

7.1. Reliance. The issuance of the Notes on and after Closing Date shall be deemed to have been given and made in reliance upon this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, acknowledges that it and the applicable Second Priority Secured Parties is not entitled to rely on any decisions made by the Collateral Agent or any Senior Secured Party in taking or not taking any action under the applicable Second Priority Document or this Agreement.

7.2. No Warranties or Liability. Neither the Collateral Agent nor any Senior Party shall have been deemed to have made any express or implied representation or warranty upon which the Second Priority Agent or the Second Priority Secured Parties may rely, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Senior Documents, the ownership of any Common Collateral or the perfection or priority of any Liens thereon. The Senior Secured Parties will be entitled to manage and supervise any of their respective rights or interests under the Senior Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate, and the Senior Secured Parties may manage any of their rights or interests under the Senior Documents without regard to any rights or interests that any Second Priority Agent or any of the Second Priority Secured Parties have in the Common Collateral or otherwise, except as otherwise provided in this Agreement. Neither the Collateral Agent nor any Senior Secured Party shall have any duty to any Second Priority Agent or any Second Priority Secured Party to act or refrain from acting in a manner that allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Company or any Guarantor thereof (including the Second Priority Documents), regardless of any knowledge thereof that they may have or be charged with. Except as expressly set forth in this Agreement, the Collateral Agent, the Senior

Noteholders, the Second Priority Agents and the Second Priority Secured Parties have not otherwise made to each other, nor do they hereby make to each other, any warranties, express or implied, nor do they assume any liability to each other with respect to (a) the enforceability, validity, value or collectibility of any of the Second Priority Claims, the Senior Claims or any guarantee or security which may have been granted to any of them in connection therewith, (b) the Company’s title to or right to transfer any of the Common Collateral or (c) any other matter except as expressly set forth in this Agreement.

7.3. Obligations Unconditional. All rights, interests, agreements and obligations of the Collateral Agent and the Senior Secured Parties, and the Second Priority Agents and the Second Priority Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Senior Documents or any Second Priority Documents;

(b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the Senior Claims or Second Priority Claims, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the Senior Documents, the Senior Collateral Documents or of any Second Priority Document;

(c) any exchange of any security interest in any Common Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Senior Claims or Second Priority Claims or any guarantee thereof;

(d) the commencement of any Insolvency or Liquidation Proceeding in respect of the Company or any other Grantor; or

(e) any other circumstances that otherwise might constitute a defense available to, or a discharge or release of, the Company or any other Grantor in respect of the Senior Claims, or of any Second Priority Agent or any Second Priority Secured Party in respect of this Agreement.

SECTION 8. Miscellaneous.

8.1. Conflicts. Subject to Section 8.19, in the event of any conflict between the provisions of this Agreement and the provisions of any Second Priority Document, the provisions of this Agreement shall govern.

8.2. Continuing Nature of this Agreement; Severability. Subject to Section 6.4, this Agreement shall continue to be effective until the Discharge of Senior Claims shall have occurred or such later time as all the Obligations in respect of the Second Priority Claims shall have been paid in full. This is a continuing agreement of lien subordination and the Senior Secured Parties may continue, at any time and without notice to each Second Priority Agent or any Second Priority Secured Party, to create, increase, refinance, trade or extend Senior Claims in reliance hereon. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.3. Amendments; Waivers. Subject to Section 8.21 hereof, no amendment, modification or waiver of any of the provisions of this Agreement by any Second Priority Agent or the Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of the party making the same or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. The Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver).

8.4. Information Concerning Financial Condition of the Company and the Subsidiaries. Neither the Collateral Agent nor any Senior Secured Party shall have any obligation to any Second Priority Agent or any Second Priority Secured Party to keep the Second Priority Agent or any Second Priority Secured Party informed of, and the Second Priority Agents and the Second Priority Secured Parties shall not be entitled to rely on the Collateral Agent or the Senior Secured Parties with respect to, (a) the financial condition of the Company and the Subsidiaries and all endorsers, pledgors and/or guarantors of the Second Priority Claims or the Senior Claims and (b) all other circumstances bearing upon the risk of nonpayment of the Second Priority Claims or the Senior Claims. The Collateral Agent, the Senior Secured Parties, each Second Priority Agent and the Second Priority Secured Parties shall have no duty to advise any other party hereunder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that the Collateral Agent, any Senior Secured Party, any Second Priority Agent or any Second Priority Secured Party, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party, it or they shall be under no obligation (w) to make, and the Collateral Agent, the Senior Secured Parties, the Second Priority Agents and the Second Priority Secured Parties shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information that, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5. Subrogation. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby waives any rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Senior Claims has occurred.

8.6. Application of Payments. Except as otherwise provided herein, all payments received by the Senior Secured Parties may be applied, reversed and reapplied, in whole or in part, to such part of the Senior Claims as the Senior Secured Parties, in their sole discretion, deem appropriate, consistent with the terms of the Senior Documents. Except as otherwise provided herein, each Second Priority Agent, on behalf of itself and each applicable Second

Priority Secured Party, assents to any extension or postponement of the time of payment of the Senior Claims or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any security or Common Collateral that may at any time secure any part of the Senior Claims and to the addition or release of any other Person primarily or secondarily liable therefor.

8.7. Consent to Jurisdiction; Waivers. The parties hereto consent to the nonexclusive jurisdiction of any state or federal court located in New York County, New York (the “New York Courts”), and consent that all service of process may be made by registered mail directed to such party as provided in Section 8.8 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. Each of the parties hereto waives any right it may have to trial by jury in respect of any litigation based on, or arising out of, under or in connection with this Agreement, or any course of conduct, course of dealing, verbal or written statement or action of any party hereto in connection with the subject matter hereof. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction, except that each party hereto agrees that (a) it will not bring any such action or proceeding in any court other than New York Courts, and (b) in any such action or proceeding brought against any Second Priority Agent or any Grantor or any Second Priority Secured Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Second Priority Secured Party from asserting or seeking the same in the New York Courts.

8.8. Notices. All notices to the Second Priority Secured Parties and the Senior Secured Parties permitted or required under this Agreement may be sent to the Trustee, the Collateral Agent or any Second Priority Agent as provided in the Senior Documents or the Second Priority Documents, as applicable. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties. The Collateral Agent hereby agree to promptly notify each Second Priority Agent upon payment in full in cash of all Obligations under the applicable Senior Documents (except for contingent indemnities and cost and reimbursement obligations to the extent no claim therefor has been made).

8.9. Further Assurances. Each of the Second Priority Agents, on behalf of itself and each applicable Second Priority Secured Party, and the Collateral Agent, on behalf of itself and each Senior Secured Party, agrees that each of them shall take such further action and shall execute and deliver to the Collateral Agent and the Senior Secured Parties such additional documents and instruments (in recordable form, if requested) as the Collateral Agent or the Senior Secured Parties may reasonably request, to effectuate the terms of and the lien priorities contemplated by this Agreement.

8.10. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.

8.11. Binding on Successors and Assigns. This Agreement shall be binding upon the Collateral Agent, the Senior Secured Parties, the Second Priority Agents, the Second Priority Secured Parties, and their respective permitted successors and assigns.

8.12. Specific Performance. The Collateral Agent may demand specific performance of this Agreement. Each Second Priority Agent, on behalf of itself and each applicable Second Priority Secured Party, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action that may be brought by the Collateral Agent.

8.13. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.

8.14. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile, each of which shall be an original and all of which shall together constitute one and the same document.

8.15. Authorization. By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement. The Collateral Agent represents and warrants that this Agreement is binding upon the Senior Secured Parties.

8.16. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the holders of Senior Claims and Second Priority Claims. No other Person shall have or be entitled to assert rights or benefits hereunder. Notwithstanding the foregoing, the Company is an intended beneficiary and third party beneficiary hereof with the right and power to enforce with respect to Sections 5.1, 5.3, 8.3, 8.16 and 8.21 and Article VI hereof and as otherwise provided herein.

8.17. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company, any of the Guarantors, or any other Grantor shall include the Company or any other Grantor as debtor and debtor-in-possession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

8.18. The Collateral Agent. It is understood and agreed that U.S. Bank National Association is entering into this Agreement only in its capacity as Collateral Agent under the Senior Documents.

8.19. Relative Rights. Notwithstanding anything in this Agreement to the contrary (except to the extent contemplated by Section 5.3(b)), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Senior Indenture, the Senior Collateral Documents, any other Senior Documents or Second Priority Documents entered into in connection with the Senior Indenture, the Senior Collateral Documents, any other Senior Document or Second Priority Document or permit the Company or any Subsidiary to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Senior Indenture, the Senior Collateral Documents, or any other Senior Documents or any other Second Priority Documents, (b) change the relative priorities of the Senior Claims or the Liens granted under the Senior Documents on the Common Collateral (or any other assets) as among the Senior Secured Parties, (c) otherwise change the relative rights of the Senior Secured Parties in respect of the Common Collateral as among such Senior Secured Parties or (d) obligate the Company or any Subsidiary to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Senior Indenture, the Senior Collateral Documents or any other Senior Document entered into in connection with the Senior Documents or any Second Priority Documents.

8.20. References. Notwithstanding anything to the contrary in this Agreement, any references contained herein to any Section, clause, paragraph, definition or other provision of the Senior Indenture (including any definition contained therein) shall be deemed to be a reference to such Section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such Section, clause, paragraph or other provision shall refer to such Section, clause, paragraph or other provision of the Senior Indenture, as applicable (including any definition contained therein), as amended or modified from time to time if such amendment or modification has been (1) made in accordance with the Senior Indenture, and (2) approved in writing by, or on behalf of, the requisite Senior Noteholders as are needed under the terms of the Senior Indenture, to approve such amendment or modification.

8.21. Joinder Requirements. The Company, without the consent of the Collateral Agent or Second Priority Agent, any Senior Secured Party or any Second Priority Secured Party, may designate additional obligations as Future Second Lien Indebtedness if the incurrence of such obligations is permitted under each of the Senior Documents, the Second Priority Documents and this Agreement. If so permitted, as a condition precedent to the effectiveness of such designation, the applicable administrative agent, trustee and/or collateral agent for such Future Second Lien Indebtedness shall execute and deliver to the Collateral Agent and Second Priority Agent, a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Collateral Agent. Notwithstanding anything to the contrary set forth in this Section 8.21 or in Section 8.3 hereof, the Collateral Agent and/or any Second Priority Agent may, and, at the request of the Company, shall, in each case, without the consent of the Collateral Agent or Second Priority Agent, any Senior Secured Party or any Second Priority Secured Party, enter into a supplemental agreement (which may take the form of an amendment, an amendment and restatement or a supplement of this Agreement) to facilitate the designation of such additional obligations as Future Second Lien Indebtedness. Any such amendment may, among other things, (i) add other parties holding Future Second Lien Indebtedness (or any agent or trustee therefor) to the extent such Indebtedness is not prohibited by any Senior Document or any other Second Priority Document governing Future Second Lien Indebtedness, and (ii) in the case of Future Second Lien Indebtedness, (a) establish that the Lien on the Common Collateral securing such Future Second Lien Indebtedness shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any Senior Claims and shall share in the benefits of the Common Collateral equally and ratably with all Liens on the Common Collateral securing any Second Priority Claims, and (b) provide to the holders of such Future Second Lien Indebtedness (or any agent or trustee thereof) the comparable rights and benefits (including any improved rights and benefits that have been consented to by the Collateral Agent) as are provided to the holders of Second Priority Claims under the foregoing Agreement prior to the incurrence of such Future Second Lien Indebtedness. Any such additional party, the Collateral Agent and each Second Priority Agent shall be entitled to rely on the determination of officers of the Company that such modifications do not violate the Senior Documents or any other Second Priority Document governing Future Second Lien Indebtedness if such determination is set forth in an officer’s certificate delivered to such party, the Collateral Agent and each Second Priority Agent; provided, however, that such determination will not affect whether or not the Company has complied with its undertakings in the Senior Documents, any other Second Priority Document governing Future Second Lien Indebtedness or the Second Priority Collateral Documents.

8.22. Intercreditor Agreements. Each party hereto agrees that the Senior Secured Parties (as among themselves) and the Second Priority Secured Parties (as among themselves) may each enter into further intercreditor agreements (or similar arrangements) with the Collateral Agent or Second Priority Agent governing the rights, benefits and privileges as among the Senior Secured Parties or the Second Priority Secured Parties, as the case may be, in respect of the Common Collateral, this Agreement and the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as (A) the terms thereof do not violate or conflict with the provisions of this Agreement or the other Senior Collateral Documents or Second Priority Collateral Documents, as the case may be, (B) in the case of any such intercreditor agreement (or similar arrangement) affecting any Senior Secured Parties, the Collateral Agent acting on behalf of such Senior Secured Parties agrees in its sole discretion to enter into any such intercreditor agreement (or similar arrangement) and (C) in the case of any such intercreditor agreement (or similar arrangement) affecting the Senior Secured Parties holding Senior Indenture Claims under the Senior Indenture, such intercreditor agreement (or similar arrangement) is permitted under the Senior Indenture Documents. Notwithstanding the preceding clauses (B) and (C), to the extent that the Collateral Agent is not authorized pursuant to the Senior Indenture Documents to enter into any such intercreditor agreement (or similar arrangement) or does not agree to enter into such intercreditor agreement (or similar arrangement), such intercreditor agreement (or similar arrangement) shall not be binding upon the Collateral Agent but, subject to the immediately succeeding sentence, may still bind the other parties party thereto. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement or any other Senior Collateral Document or

Second Priority Collateral Document, and the provisions of this Agreement and the other Senior Collateral Documents and Second Priority Collateral Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms thereof, including to give effect to any intercreditor agreement (or similar arrangement)).

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

U.S BANK NATIONAL ASSOCIATION as Second Priority Agent

By:	/s/ Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

[Signature Page to the Intercreditor Agreement]

Acknowledgement of Intercreditor Agreement

The Company has read the foregoing Agreement and consents thereto. The Company agrees not to take any action that would be contrary to the provisions of the foregoing Agreement and agrees that, except as otherwise provided therein, including with respect to those provisions of which the Company is an intended third party beneficiary, no Second Priority Agent, the Collateral Agent, Senior Secured Party or Second Priority Secured Party shall have any liability to the Company for acting in accordance with the provisions of the foregoing Agreement and the Senior Documents and other collateral and Senior Collateral Documents referred to therein. The Company understands that it is not an intended beneficiary or third party beneficiary of the foregoing Agreement except that it is an intended beneficiary and third party beneficiary thereof with the right and power to enforce with respect to Sections 5.1, 5.3, 8.3, 8.16 and 8.21 and Article VI thereof and as otherwise provided therein. The Company agrees to be bound by Section 8.21 of the foregoing Agreement.

Notwithstanding anything to the contrary in the foregoing Agreement or provided herein, each of the undersigned and each party to the foregoing Agreement agree, on behalf of itself and in its capacity as agent under the foregoing Agreement, that (i) the Company and the other Grantors shall not have any right to consent to or approve any amendment, modification or waiver of any provision of the foregoing Agreement except to the extent their rights are adversely affected (in which case the Company shall have the right to consent to or approve any such amendment, modification or waiver) and (ii) upon the Company’s request in connection with a designation of additional obligations as Future Second Lien Indebtedness, the Collateral Agent and/or any Second Priority Agent shall enter into such supplemental agreements (which may each take the form of an amendment, an amendment and restatement or a supplement of the foregoing Agreement) to facilitate the designation of such additional obligations as contemplated by Section 8.21 of the foregoing Agreement as the Company may request.

Without limitation of the foregoing, the undersigned agree, at the Company’s expense, to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as any of the Company, the Collateral Agent or any Second Priority Agent may reasonably request to effectuate the terms of the foregoing Agreement.

For the purposes hereof, the address of the Company shall be as set forth in the Senior Indenture.

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1

GMX RESOURCES, INC.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President and Secretary

DIAMOND BLUE DRILLING CO.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President and Secretary

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
Name: James A. Merrill
Title: Vice President and Secretary

Acknowledged and Agreed:

U.S. BANK NATIONAL ASSOCIATION as Collateral Agent

By:	Mauri J. Cowen
Name: Mauri J. Cowen
Title: Vice President

[Company’s acknowledgement of the Intercreditor Agreement]